SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 12, 2001

HEMAGEN DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	1-11700 (Commission File Number)	04-2869857 (IRS Employer Identification No.)

9033 Red Branch Road, Columbia, Maryland (Address of principal executive offices)	21045 Zip Code

Registrant's telephone number, including area code	(443) 367-5500

(Former name or former address, if changed since last report.)

Item 5. Other Events.

        On April 12, 2001, Hemagen issued the press release attached as Exhibit 1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (c)         Exhibit 1. Press Release issued April 12, 2001.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2001	HEMAGEN DIAGNOSTICS, INC. By: /s/Deborah F. Ricci Deborah F. Ricci Chief Financial Officer

Exhibit 1

NEWS BULLETIN

HEMAGEN®DIAGNOSTICS, INC.
9033 Red Branch Road, Columbia, MD 21045

AT THE COMPANY:
William P. Hales, President
(443) 367-5500 Tel.
(443) 367-5527 Fax

FOR IMMEDIATE RELEASE April 12, 2001	NASDAQ: HMGN HMGNW

HEMAGEN RECEIVES NASDAQ DETERMINATION LETTER

COLUMBIA, MD -- Hemagen Diagnostics, Inc. (NASDAQ: HMGN, HMGNW) a biotechnology company that develops, manufactures and markets proprietary medical diagnostic test kits, today reported that it has been advised by Nasdaq that its Common Stock failed to comply with Nasdaq’s minimum bid requirements for continued listing on the Nasdaq SmallCap Market as set forth in NASD Rule 4310(c)(4). Compliance would have required that the bid price of Hemagen’s Common Stock be at least $1 for a minimum of ten consecutive trading days from January 8, 2001 to April 9, 2001.

Hemagen has requested a hearing before the Nasdaq Listing Qualifications Panel to review the determination of Nasdaq’s staff. However, there can be no assurance that the panel will grant Hemagen’s request for continued listing. If Hemagen’s stock is dropped from the Nasdaq SmallCap Market, it would continue to trade on the Nasdaq Bulletin Board.

William P. Hales, President, said, “we are committed to doing everything possible to maintain our Nasdaq SmallCap listing. This determination comes at a time when we recently announced:

  Significantly improved first quarter results,
  Cost savings of approximately $500,000 from the successful completion of the consolidation and technology transfer from the Waltham, MA facility to our new headquarters in Columbia, MD,
  The termination of our lease obligation in Waltham,
  Continued revenue growth, and
  Expectations that the company is positioned to generate positive operating cash flow in excess of $750,000 in this fiscal year ended 9/30/01.”

Jerry L. Ruyan, Chairman and CEO, said, “We will continue to focus on the business and our number one goal of building shareholder value and positioning the company for sustained profitability.”

Hemagen Diagnostics, Inc., is a biotechnology company that develops, manufactures and, markets more than 150 FDA-cleared proprietary medical diagnostic test kits used to aid in the diagnosis of certain autoimmune and infectious diseases. In the United States, the Company sells its products directly to physicians, veterinarians, clinical laboratories and blood banks and on a private-label basis through multinational distributors of medical supplies. Internationally, the Company sells its products primarily through distributors. Hemagen also manufactures and sells the “Analyst®” an FDA-cleared Clinical Chemistry Analyzer used to measure important constituents in human and animal blood. The Company sells the Analyst® both directly and through distributors servicing both physicians’ office laboratories and veterinarians offices. The company focuses on markets that offer significant growth opportunities. The company was incorporated in the Commonwealth of Massachusetts in 1985 and reincorporated in the State of Delaware in 1992.

Except for any historical information contained herein, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties, including those described in the Company’s Securities and Exchange Commission reports and filings.

Certain Statements contained in this News Bulletin that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward looking statements because they involve unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Any forward-looking statement speaks only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Statements concerning the establishments of reserves and adjustments for dated and obsolete products, write-offs of goodwill, relocation expenses, expected financial performance, on-going business strategies and possible future action which Hemagen intends to pursue to achieve strategic objectives constitute forward-looking information. The sufficiency of such charges, implementation of strategies and the achievement of financial performance are each subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance to differ materially from these forward looking statements, include without limitation, management’s analysis of Hemagen’s assets, liabilities and operations, the failure to sell date sensitive inventory prior to its expiration, the inability of particular products to support goodwill allocated to them, competition, new product development by competitors which could render particular products obsolete, the inability to develop or acquire and successfully introduce new products or improvements of existing product costs and difficulties in complying with laws and regulations administered by the U. S. Food and Drug Administration and the ability to assimilate successfully product acquisitions.